Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS

OF

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

A Delaware corporation

(As amended through November 14, 2024)

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation’s registered agent shall be The Corporation Trust Company.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders shall be held at any place within or without the State of Delaware as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely be means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, meetings of stockholders shall be held at the Corporation’s principal executive offices.

Section 2. Annual Meetings. If required by applicable law, an annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting each year on a date and at a time designated by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chair of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At such meetings, the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

Section 4. Notice of Meetings. Except as otherwise required by law, written, printed or electronic notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission directed to the stockholder’s electronic mail address shall be effective when directed to such stockholder’s electronic mail address, unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited as provided by law. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. For purposes of these Bylaws, unless the context otherwise requires, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, rescheduled or cancelled, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be postponed, rescheduled or cancelled, by the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. Waiver of Notice. Whenever any notice is required to be given under any provisions of law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such stockholder, shall be conclusively deemed to have waived notice of such meeting.

Section 6. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, specifying the address of and the number and class or series, if any, of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 7. Quorum; Adjournment and Postponement. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law or by the Certificate of Incorporation. Whether or not a quorum is present, any meeting of stockholders, annual or special, may be adjourned from time to time for any reasonable purpose and to any other time or place, if any, at which a meeting of stockholders may be held under these Bylaws by the chair of the meeting or the Board of Directors. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these Bylaws otherwise require, no notice of the adjourned meeting need be given if (a) the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are (i) announced at the meeting at which the adjournment was taken, (ii) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws; and (b) the date is not more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be sent, as provided in this Section 7 of Article II. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, annual or special, and for any reasonable reason, postpone, reschedule or cancel such meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 8. Vote Required. In all matters, other than the election of directors and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9. Voting Rights. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in such holder’s name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law.

Section 10. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by the stockholder’s duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. A proxy may be executed in writing (or by a transmission permitted by applicable law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or such person’s legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess, adjourn and/or postpone the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (d) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or concerns by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the presiding person), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The presiding person of the meeting shall have the power to adjourn or postpone the meeting to another place, if any, date and time.

Section 12. Consents in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, or by facsimile, telegram, cablegram or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a facsimile, telegram, cablegram or other electronic submission, authorized by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware.

Section 13. Notice of Stockholder Proposed Business. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting. In order for business to be properly brought before the meeting, the business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by any stockholder of record of the Corporation who (i) was a stockholder of record at the time of the giving of the notice provided for in this Section 13 of Article II and at the time of the annual meeting, (ii) is entitled to vote at such meeting and (iii) has complied with the procedures set forth in this Section 13 of Article II as to such business. Except for proposals properly made pursuant to Rule 14a-8 promulgated under the Exchange Act and included in the Corporation’s notice of meeting, the foregoing clause (c) shall be exclusive means for a stockholder to propose business to be considered by the stockholders at an annual meeting of stockholders. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of any resolution proposed to be adopted at the annual meeting and the reasons for conducting such business at the annual meeting and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such business is proposed (each, a “party” as used herein) (i) the name and record address of such party, (ii) (1) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each such party; (2) any agreement, arrangement or understanding, written or oral (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement), with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (a “Derivative Instrument”) to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (4) any short interest in any security of the Corporation held by each such party (for purposes of this Section 13 of Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of each such party in such business; (iv) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to financially support the proposal of such business by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (ix) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (x) a representation whether or not either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt the business and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13 of Article II; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 of Article II shall be deemed to preclude discussion by any stockholder of any such business. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article II, and if the chair should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

“Affiliate” and “Associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and the term “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

Notwithstanding the foregoing provisions of this Section 13 of Article II, (a) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13 of Article II; provided, however, that any reference in this Section 13 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business to be considered pursuant to clause (c) of the first paragraph of Section 13 of Article II and nothing in this Section 13 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act and (b) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 14 of this Article II.

Section 14. Stockholder Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 14 of Article II shall be eligible to serve as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights of holders of preferred stock of the Corporation to nominate and elect a specified number of directors, if any. Nominations of persons for election to the Board of Directors of the Corporation to be made at any annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting must be made (a) by or at the direction of the Board of Directors, or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, as indicated in the notice, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving the notice provided for in this Section 14 of Article II and at the time of the meeting, (ii) is entitled to vote for the election of directors at the meeting and (iii) complies with the procedures set forth in this Section 14 of Article II as to such nominations. Except for nominations properly made pursuant to Rule 14a-19 promulgated under the Exchange Act, the foregoing clause (b) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice in the case of a special meeting of stockholders called for the purpose of electing directors, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs, and, in the case of any annual meeting, must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the meeting or public disclosure thereof was given or made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to the individual subject to such nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the nomination or the Corporation; (ii) such individual’s written consent to serving as director, if elected, for the entire term; and (iii) a statement whether such person would be in compliance if elected as a director of the Corporation and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (each, a “party” as used herein), (i) the name and record address of such party, (ii) (1) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each such party; (2) any Derivative Instrument to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (4) any short interest in any security of the Corporation held by each such party (for purposes of this Section 14 of Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made; (iv) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to financially support the nomination by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (ix) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; (x) a representation whether or not either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such party to elect its nominee or nominees and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such nominee or nominees; and (xi) a representation as to whether or not the party or any of their respective affiliates, associates of others acting in concert therewith, intended to solicit proxies in support of director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act.

To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must be nominated in the manner prescribed in this Section 14 of Article II and must deliver (in accordance with the time periods prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in a form provided by the Corporation) that such nominee (i) is not and, if elected as a director during such director’s term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director; and (iii) if elected as a director of the Corporation, will comply with the applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

In addition to the information required pursuant to the foregoing provisions of this Section 14 of Article II, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such information will be considered timely if provided to the Corporation promptly upon request by the Corporation but in any event within five (5) business days after such request. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make such proposed nominee available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board of Directors or any committee thereof.

Notwithstanding the foregoing provisions of this Section 14 of Article II, unless otherwise required by law, (a) no stockholder making such a nomination shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation or such proxies, including the provision to the Corporation of notices required thereunder in a timely manner unless the information required by Rule 14a-19(b) promulgated under the Exchange Act has been provided in a preliminary or definitive proxy statement previously filed by such person and (b) if any stockholder making such a nomination (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules and regulations thereunder, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees and such nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14 of Article II. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III
DIRECTORS

Section 1. Number, Election and Term of Office. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the Board of Directors shall consist of one or more directors, the number thereof to be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal as hereinafter provided.

Section 2. Management By Board of Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Section 4. Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute.

Section 5. Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual election or until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal as hereinafter provided.

Section 6. Place of Meetings; Meetings by Telephone. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of the Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 8. Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the Board of Directors. The person(s) authorized to call special meetings of the Board of Directors may fix the time and place of the meeting. Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier or by telephone, (b) sent by United States first-class mail, postage prepaid, (c) sent by facsimile or (d) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting.

Section 9. Waiver of Notice. Whenever any notice is required to be given under any provisions of law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by the Certificate of Incorporation or by these Bylaws. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by statute. The Board of Directors may designate one or more directors as alternate members of any committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 11 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members.

Section 13. Consent in Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 14. Compensation. The directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chair of the Board, President, a Secretary, a Chief Financial Officer, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of President and Secretary. The Board of Directors may also designate from such officers (a) a Chief Executive Officer who shall have general supervision and authority over the business and affairs of the Corporation subject to the control of the Board of Directors, (b) a Chief Operating Officer who shall have general supervision and authority over the operations of the Corporation subject to the control of the Chief Executive Officer, if that designation has been made, and subject to the control of the Board of Directors or (c) both a Chief Executive Officer and a Chief Operating Officer. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until such officer’s earlier death, resignation or removal as hereinafter provided.

Section 3. Resignation. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed either with or without cause by the Board of Directors, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the directors then in office.

Section 6. Compensation. Compensation of all officers shall be fixed by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority, and no officer shall be prevented from receiving such compensation by virtue of the fact that such officer is also a director of the Corporation.

Section 7. Chair of the Board. The Chair of the Board shall preside at all meetings of the stockholders and Board of Directors and shall have such other power and perform such additional duties as may from time to time be assigned to the Chair by the Board of Directors.

Section 8. The Chief Executive Officer. The Chief Executive Officer shall be the senior officer of the Corporation and shall, in the absence of the Chair of the Board, preside at all meetings of the stockholders; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts in the name of the Corporation, except where required or permitted by law to be otherwise signed and executed, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 9. The President. In the absence of a Chief Executive Officer or if there be none, the President shall be the senior officer of the Corporation and perform all such other duties as are incident to such office or are properly required by the Board of Directors. If there is a Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall be subject to the general supervision, direction and control of the Chief Executive Officer unless the Board of Directors provides otherwise. One person may hold both the Chief Executive Officer and the President offices.

Section 10. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she shall be. The Assistant Secretary, if there be one or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. The Chief Financial Officer. The Chief Financial Officer shall keep accurate financial records for the Corporation; render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and prepare and sign, where required, reports of the financial condition of the Corporation submitted from time to time to the stockholders and such financial reports as may be required to be filed under the rules of the Securities and Exchange Commission or any securities exchange upon which shares of the Corporation’s capital stock may be listed.

Section 12. The Treasurer and Assistant Treasurers. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation for safekeeping in appropriate banks, trust companies and or other depositories; and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Board of Directors or by the Chief Executive Officer, the President or the Chief Financial Officer. The Assistant Treasurer, if there be one or if there be more than one, the Assistant Treasurers shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer, the President or the Treasurer from time to time.

Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V
CERTIFICATES OF STOCK

Section 1. Form. Unless the Board of Directors has determined that some or all of any or all classes or series of stock shall be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock. Notwithstanding the adoption of any resolution of the Board of Directors providing for uncertificated shares, every holder of stock theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chair of the Board or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar, other than the Corporation or its employee, the signature of the Chair of the Board, President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Fixing a Record Date. The Board of Directors may fix in advance a date, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consents, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders shall be at the close of business, on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5. Stock Certificates and Legend. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VI
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, or consent in lieu of a meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Seal. The Corporation will not have a corporate seal.

Section 5. Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chief Executive Officer, the President or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 6. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL or as set forth in Section 4 of Article II of these Bylaws.

ARTICLE VII
INDEMNITY

Section 1. Indemnification Rights. To the maximum extent permitted by law as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless any Eligible Person (as defined below) (including such person’s heirs, executors and personal representatives) against any and all Amounts (as defined below) incurred or imposed in connection with, or which result from, any Proceeding (as defined below) (other than a proceeding initiated by such person) in which such person is or may become involved by reason of being an Eligible Person.

Section 2. Advancement of Expenses. In connection with any Proceeding, the Corporation may advance Expenses (as defined below) to any Eligible Person upon receipt of an undertaking by or on behalf of such person to repay such advance if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

Section 3. Rights Not Exclusive. The rights provided in this Article may not be determined exclusive of any other right or rights to which any Eligible Person may be entitled under any agreement, vote of stockholders or otherwise.

Section 4. Definitions. For purposes of this Article:

(a) “Amounts” shall include judgments, penalties, fines, amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with the Proceeding if the Eligible Person acted in good faith and in a manner the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Eligible Person’s conduct was unlawful, and Expenses.

(b) “Corporation” shall mean the Corporation and any Corporation at least a majority of whose voting securities have ordinary voting power for the election of directors (other than securities having such voting power only by reason of the occurrence of a contingency) which is, at the time of alleged events giving rise to the Proceeding, owned by the Corporation and/or one or more of its majority-owned subsidiaries.

(c) “Eligible Person” shall mean:

(i)   A director, officer, employee or agent of the Corporation; or

(ii)  An individual who is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; or

(iii) A fiduciary or co-fiduciary of an employee benefit plan of the Corporation as those terms are defined in the Employee Retirement Income Security Act of 1974.

(d) “Expenses” shall mean all reasonable attorneys’ fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or preparing to be a witness in a Proceeding.

(e) “Proceeding” shall include any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation).

Section 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Eligible Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6. Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the maximum extent permitted by law, to indemnify and to advance expenses to persons other than Eligible Persons when and as authorized by appropriate corporate action.

ARTICLE VIII
INDEMNIFICATION AGREEMENTS

The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present of future directors and officers of the Corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

ARTICLE IX
AMENDMENTS

These Bylaws may be adopted, amended, altered or repealed at any meeting of the Board of Directors by majority vote. The fact that the power to adopt, amend, alter or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE X

EXCLUSIVE FORUM FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Corporation, (b) any action, suit or proceeding asserting a claim of or for breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (c) any action, suit or proceeding asserting a claim against the Corporation or against any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or these Bylaws (as either may be amended from time to time), or (d) any action, suit or proceeding asserting a claim against the Corporation or against any director or officer or other employee of the Corporation governed by the internal affairs doctrine.

Subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Additionally, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article X. If any action, the subject matter of which is within the scope of the first sentence of this Article X, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this Article X and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

EMERGENCY BYLAWS

Section 1. Emergency Bylaws. This Article XI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, irrespective of whether a quorum of the Board of Directors or a standing committee thereof can readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Articles of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the preceding Articles of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur.

Section 2. Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum. At any meeting of the Board of Directors called in accordance with Section 2 of this Article XI, one-third (1/3) of the total number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 of this Article XI, one-third (1/3) of the number of directors serving on such committee shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors, or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.

Section 5. Amendments. At any meeting called in accordance with Section 2 of this Article XI, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XI as it deems it to be in the best interest of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 6. Repeal or Change. The provisions of this Article XI shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 4 of this Article XI with regard to action taken prior to the time of such repeal or change.

Section 7. Definitions. For purposes of this Article XI, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.